UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2018

Trinity Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas	75207-2401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	214-631-4420

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreements with Arcosa, Inc.

On October 31, 2018, Trinity Industries, Inc. ("Trinity") entered into definitive agreements with Arcosa, Inc., a wholly-owned subsidiary of Trinity at that time ("Arcosa"), that, among other things, set forth the terms and conditions of the separation of Arcosa from Trinity (the "Separation") and provide a framework for Trinity's relationship with Arcosa after the Separation, including the allocation between Trinity and Arcosa of Trinity's and Arcosa's assets, liabilities and obligations attributable to periods prior to, at and after the Separation. In addition to a Separation and Distribution Agreement, which contains certain key provisions related to the Distribution (as defined below), the parties also entered into an Employee Matters Agreement, a Tax Matters Agreement, a Transition Services Agreement and an Intellectual Property Matters Agreement (collectively, the "Separation Agreements").

Separation and Distribution Agreement

On October 31, 2018, Trinity entered into a Separation and Distribution Agreement with Arcosa that sets forth, among other things, the agreements between Trinity and Arcosa regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of Trinity's ongoing relationship with Arcosa after the completion of the Separation and Distribution. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Separation and Distribution Agreement attached hereto as Exhibit 2.1.

Transition Services Agreement

On October 31, 2018, Trinity and Arcosa entered into a Transition Services Agreement pursuant to which Trinity and Arcosa will each provide the other party with various services, including services relating to human resources, benefits administration, payroll, technology and information technology, for a transition period of up to eighteen months (which may be extended in certain circumstances) following the Distribution. The charges for such services are generally intended to allow the service provider to recover all of its direct and indirect costs, generally without profit. The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Transition Services Agreement attached hereto as Exhibit 10.1.

Tax Matters Agreement

On October 31, 2018, Trinity and Arcosa entered into a Tax Matters Agreement which governs Trinity's and Arcosa's respective rights, responsibilities and obligations after the Distribution with respect to tax liabilities and benefits (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Tax Matters Agreement attached hereto as Exhibit 10.2.

Employee Matters Agreement

On October 31, 2018, Trinity and Arcosa entered into an Employee Matters Agreement which, among other things, governs Trinity’s, Arcosa’s and the parties’ respective subsidiaries’ and affiliates’ rights, responsibilities, and obligations after the spin-off with respect to the following matters: (i) employees and former employees (and their respective dependents and beneficiaries) who are or were employed with Trinity, Arcosa or the parties’ respective subsidiaries or affiliates;  (ii) the allocation of assets and liabilities generally relating to employees, employment or service-related matters and employee benefit plans;   (iii) employee compensation plans and director compensation plans, including equity plans; and (iv) other human resources, employment, and employee benefits matters.  The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Employee Matters Agreement attached hereto as Exhibit 10.3.

Intellectual Property Matters Agreement

On October 31, 2018, Trinity and Arcosa entered into an Intellectual Property Matters Agreement, under which Trinity will license certain intellectual property to Arcosa, and Arcosa will license certain intellectual property to Trinity. The licenses will be perpetual, irrevocable, royalty-free, fully paid-up, worldwide licenses, in connection with the current and future operation of the businesses, subject to certain limitations. The description of the Intellectual Property Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Intellectual Property Agreement attached hereto as Exhibit 10.4.

Credit Facility with JPMorgan

On November 1, 2018, Trinity entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among Trinity, as borrower, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, National Association (“JP Morgan”), as administrative agent, Bank of America, N.A., as syndication agent, and SunTrust Bank and Wells Fargo Bank, National Association, as co-documentation agents. The Credit Agreement replaces Trinity’s existing credit agreement, dated as of May 20, 2015 (as amended from time to time, the "Prior Credit Agreement").

The Credit Agreement provides for a $450.0 million unsecured revolving line of credit with a maturity date of November 1, 2023. The Credit Agreement includes a $100.0 million sublimit for the issuance of letters of credit (each, a “Letter of Credit”). Trinity may also increase the amount of the commitments under the Credit Agreement by an aggregate amount not to exceed $200.0 million, subject to certain conditions including the agreement of existing Lenders to increase their commitments or by obtaining commitments from one or more new Lenders.

On November 1, 2018, there were no outstanding loans borrowed under the Credit Agreement and there was approximately $57.4 million in Letters of Credit issued under the Credit Agreement. The interest rates under the facilities are variable based on LIBOR or an alternate base rate at the time of the borrowing and Trinity’s leverage as measured by a consolidated total indebtedness to consolidated EBITDA ratio, and initially are set at LIBOR plus 1.25%. A commitment fee will accrue on the average daily unused portion of the revolving facility at the rate of 0.175% to 0.30%, initially set at 0.175%.

Following the Separation, the following subsidiaries of Trinity constituted Material Domestic Subsidiaries (as defined in the Credit Agreement): Trinity Highway Products, LLC, a Delaware limited liability company (“Highway Products”), Trinity Industries Leasing Company, a Delaware corporation, Trinity Rail Group, LLC, a Delaware limited liability company, Trinity Tank Car, Inc., a Delaware corporation, and Trinity North American Freight Car, Inc., a Delaware corporation (collectively, the “Subsidiary Guarantors”).  In connection with the Credit Agreement, each of the Subsidiary Guarantors unconditionally guaranteed the Company’s obligations under the Credit Agreement, pursuant to the terms of an Amended and Restated Subsidiary Guaranty dated November 1, 2018 (the “Credit Agreement Guaranty”). Further, in connection with the Credit Agreement, each of the following former subsidiaries of Trinity (which, as of November 1, 2018, were wholly owned subsidiaries of Arcosa) was released as a guarantor under the Prior Credit Agreement:  Trinity Structural Towers, Inc., a Delaware corporation, Meyer Utility Structures, LLC (formerly known as Trinity Meyer Utility Structures, LLC), a Delaware limited liability company, and Trinity Marine Products, Inc., a Delaware corporation (collectively, the “Released Guarantors”).

The description of the Credit Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Additional Notes Guarantee and Fourth Supplemental Indenture

Trinity is party to the Senior Notes Indenture dated as of September 25, 2014, among Trinity, the Subsidiary Guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 25, 2014, the Second Supplemental Indenture dated as of March 24, 2015, and the Third Supplemental Indenture dated as of April 20, 2017 (collectively, the “Indenture”), pursuant to which Trinity issued its 4.450% Senior Notes due 2024 (the “Notes”). The Indenture provides that each subsidiary of Trinity that is a Subsidiary Guarantor under the Credit Agreement Guaranty must also become a guarantor under the Indenture and unconditionally guarantee the obligations of Trinity on the Notes.  Highway Products was required to join the Credit Agreement Guaranty as a new Subsidiary Guarantor in connection with the Credit Agreement.  Accordingly, Highway Products, Trinity and Trustee entered into a Fourth Supplemental Indenture to the Indenture dated November 1, 2018, pursuant to which Highway Products unconditionally guaranteed the obligations of Trinity under the Indenture and the Notes.

Release of Guarantors under Indenture

The Indenture further provides that the guarantee of a guarantor under the Indenture will be automatically and unconditionally released in the event that the guarantor is no longer a guarantor under the Credit Agreement.   As a result of Trinity’s entry into the Credit Agreement, each of the Released Guarantors was automatically released from its guarantee under the Indenture because the Released Guarantors are no longer guarantors of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of 12:01 a.m. local New York City time on November 1, 2018 (the "Distribution Date"), Trinity completed the Separation and the pro rata distribution to holders of record of Trinity common stock, par value $0.01 per share, as of 5:00 p.m. local New York City time on October 17, 2018 (the "Record Date"), of one share of Arcosa common stock, par value $0.01 per share, for every three shares of Trinity common stock held by such Trinity stockholders as of the Record Date (the "Distribution"). Arcosa is now an independent public company and commenced trading "regular way" under the symbol "ACA" on the New York Stock Exchange on the Distribution Date. Trinity did not issue fractional shares of Arcosa’s common stock in the Distribution. Trinity stockholders received cash in lieu of fractional shares.  Following the Distribution, Trinity does not beneficially own any shares of Arcosa common stock and will no longer consolidate Arcosa within its financial results.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the section referred to as “Credit Facility with JPMorgan” in Item 1.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, each of Messrs. Rhys J. Best, David W. Biegler, Antonio Carrillo, Ronald J. Gafford and Douglas L. Rock resigned from his position as a director of Trinity's Board of Directors, effective as of the Distribution Date. Each of Messrs. Best, Biegler, Carrillo, Gafford and Rock is now a director of Arcosa.  In connection with the Distribution, each of Brandon B. Boze, John J. Diez and E. Jean Savage was appointed as a director of Trinity’s Board of Directors, effective as of the Distribution Date.  Following the Distribution, Trinity’s board of directors consists of Timothy R. Wallace, John L. Adams, Brandon B. Boze, John J. Diez, Leldon E. Echols, Charles W. Matthews, E. Jean Savage, and Dunia A. Shive.

In connection with the Distribution, Mary E. Henderson resigned from her position as Vice President and Chief Accounting Officer of Trinity.  Ms. Henderson is the Chief Accounting Officer of Arcosa.  Steven L. McDowell, 56, has been appointed as Vice President and Chief Accounting Officer of Trinity following Ms. Henderson's resignation.  Mr. McDowell joined Trinity in 2013 as Vice President and Chief Audit Executive and was named Vice President and Chief Compliance Officer in 2017. Prior to joining Trinity, he worked for Dean Foods from 2007 to 2013, where he held a variety of management positions and most recently served as Vice President, Internal Audit and Risk Management. Prior to his tenure at Dean Foods, he served as Vice President - Internal Audit at Centex Corporation.  Mr. McDowell does not have any related person transactions with Trinity reportable under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Distribution Date, the bylaws of Trinity were amended (the “By-Laws Amendment”) to change the size of the Board of Directors of Trinity from ten (10) directors to eight (8) directors. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the By-Laws Amendment, which is attached hereto as Exhibit 3.1.

Item 8.01	Other Events

On November 1, 2018, Trinity issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Trinity intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc. *
3.1	Amendment to Trinity Industries, Inc.’s Bylaws, decreasing the number of directors from ten (10) to eight (8), effective November 1, 2018.
10.1	Transition Services Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.2	Tax Matters Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.3	Employee Matters Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.4	Intellectual Property Matters Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.5
Amended and Restated Credit Agreement, dated as of November 1, 2018, by and among Trinity, as borrower, the lenders party thereto, JPMorgan Chase Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and SunTrust Bank and Wells Fargo Bank, National Association, as co-documentation agents

10.6	Fourth Supplemental Indenture dated November 1, 2018, by and among Trinity Industries, Inc., Trinity Highway Products, LLC, and Wells Fargo Bank, National Association, as trustee.
99.1	Press Release of Trinity Industries, Inc., dated as of November 1, 2018.

*              This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

November 1, 2018	By:	/s/ James E. Perry
		Name:	James E. Perry
		Title:	Senior Vice President and Chief Financial Officer